NEWS RELEASE

For Release: Immediate	Contact: Maria Vafiades
(508) 947-4343

MAYFLOWER BANCORP, INC. SHAREHOLDERS APPROVE PENDING MERGER WITH INDEPENDENT BANK CORP.; BOARD OF DIRECTORS DECLARES DIVIDEND

           (Middleboro, MA), September 20, 2013 --- Mayflower Bancorp, Inc. (NASDAQ Global Market: MFLR), the holding company for Mayflower Bank, today announced today that its shareholders overwhelmingly approved Mayflower Bancorp’s pending merger with Independent Bank Corp., parent of Rockland Trust Company, at its annual  meeting of shareholders held earlier today.  Shareholders also re-elected E. Bradford Buttner, Diane A. Maddigan, Edward J. Medeiros and David R. Smith as directors of the Company and approved the other matters submitted for consideration at the annual meeting.

The merger is expected to close in the fourth quarter of 2013 subject to the receipt of regulatory approval and the satisfaction of other customary closing conditions.

The Company also reported that its Board of Directors has declared a quarterly cash dividend of $0.06 per share to be payable on October 18, 2013, to shareholders of record as of October 4, 2013.

About Mayflower Bancorp, Inc.

Mayflower Bancorp, Inc. is the holding company for Mayflower Bank which specializes in residential and commercial lending and traditional banking and deposit services. The Company currently serves southeastern Massachusetts from its main office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester, and Wareham, Massachusetts.  All of the Company’s deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to applicable limits.  All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts.  For further information on Mayflower Bancorp, Inc. please visit www.mayflowerbank.com.

Forward Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Mayflower Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.  Forward-looking statements speak only as of the date on which such statements are made.  Mayflower Bancorp undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.